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                         State of Delaware

                 Office of the Secretary of State

               ____________________________________

     I, Edward J. Freel, Secretary of State of the State of
Delaware, do hereby certify the attached is a true and correct copy of the Restated Certificate of "Somatix Therapy Corporation", filed in this office on the twenty-ninth day of November, A.D. 1994, at 10 o'clock a.m.

     A certified copy of this certificate has been forwarded to the New Castle County Recorder of Deeds for recording.




                    [SEAL OF THE SECRETARY'S OFFICE OF DELAWARE]

                              EDWARD J. FREEL
                              Edward J. Freel, Secretary of State


0915119  8110                 AUTHENTICATION:     7317015

944229586                               DATE:     11-29-94

PAGE

                      AMENDED AND RESTATED

                  CERTIFICATE OF INCORPORATION

                               OF

                  SOMATIX THERAPY CORPORATION,
                     a Delaware corporation


          SOMATIX THERAPY CORPORATION, a corporation organized and existing under the Delaware General Corporation Law, DOES HEREBY
CERTIFY:

          FIRST:  The original Certificate of Incorporation of
Somatix Therapy Corporation was filed with the Secretary of State of Delaware on May 26, 1981, under the name Hana Bio Media, Inc.

          SECOND:  The Amended and Restated Certificate of
Incorporation of Somatix Therapy Corporation in the form set forth below has been duly adopted in accordance with the provisions of Sections 245 and 242 of the Delaware General Corporation Law by the directors and stockholders of the Corporation.

          THIRD:  The Amended and Restated Certificate of
Incorporation so adopted reads in full as follows:


                            ARTICLE I

          The name of this corporation is Somatix Therapy
Corporation.


                           ARTICLE II

          The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                           ARTICLE III

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General
Corporation Law.

                           ARTICLE IV

          (A) Classes of Stock. The corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares of capital stock that the corporation is authorized to issue is Forty-One Million (41,000,000) shares. The total number of shares of Preferred Stock that the corporation shall have authority to issue is One Million (1,000,000) shares, having a par value of $0.01 per share, and the total number of shares of Common Stock that the corporation shall have authority to issue is Forty Million (40,000,000) shares, having a par value of $0.01 per share.

          (B) Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to fix or alter by resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of
shares of such series then outstanding.   In case the number of
shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          (C)  Common Stock.

          1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, if and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2. Liquidation Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to liquidation, upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed ratably to the holders of the Common Stock.

          3. Redemption. The Common Stock is not redeemable as a matter of right by any holder thereof.


                               2.

          4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholder's meeting in accordance with this Amended and Restated Certificate of Incorporation and the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.


                            ARTICLE V

          Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the corporation.

                           ARTICLE VI

          The number of directors of the corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.


                           ARTICLE VII

          Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.


                          ARTICLE VIII

          Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.


                           ARTICLE IX

          A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware

                               3.

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General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

          Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


                            ARTICLE X

          To the fullest extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders and others.

          Any repeal or modification of any of the foregoing provisions of this Article X shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of this corporation with respect to, any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.


                           ARTICLE XI

          The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                           ARTICLE XII

          This corporation shall have perpetual existence.

                            *   *   *


                               4.

          IN WITNESS WHEREOF, SOMATIX THERAPY CORPORATION has caused this Amended and Restated Certificate of Incorporation to be executed by the undersigned on the 25th day of November, 1994.

                              SOMATIX THERAPY CORPORATION



                              By:  DAVID W. CARTER
                                   ________________________________
                                   David W. Carter, Chairman of the
                                   Board, President and Chief
                                   Executive Officer


ATTEST:


MARK N.K. BAGNALL
____________________________
Mark N.K. Bagnall, Secretary


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